United Capital Corp. SC TO I
Exhibit 99.(a)(5)(i)

NOTICE OF GUARANTEED DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEES)
FOR
TENDER OF SHARES OF COMMON STOCK
OF
UNITED CAPITAL CORP.

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 25, 2011, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase, dated June 24, 2011, this form must be used to tender shares under the tender offer if (1) certificates representing your shares of the common stock of United Capital Corp. are not immediately available or cannot be delivered to the Depositary (as defined in the Offer to Purchase) before the expiration date (as defined in the Offer to Purchase), or your shares cannot be delivered before expiration of the tender offer under the procedure for book-entry transfer, or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary before the expiration date.

This form or a facsimile of it, signed and properly completed, may be transmitted by facsimile transmission or delivered by mail or overnight delivery to the Depositary so that it is received by the Depositary before the expiration date and must include a guarantee by Eligible Institution.  See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Mail or Hand Delivery:	By Facsimile Transmission:
Continental Stock Transfer & Trust Company	For Eligible Institutions Only:
Attn: Reorganization Dept.	(212) 616-7610
17 Battery Place, 8th Floor	For Telephonic Confirmation of Facsimile Receipt:
New York, NY 10004	(212) 509-4000 (ext. 536)

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance or additional copies may be directed to the Information Agent at its telephone number or address set forth below.  You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the tender offer.

The Information Agent for the Tender Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email:tenderoffer@mackenziepartners.com

FOR THIS NOTICE TO BE VALIDLY DELIVERED IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES OR BY FACSIMILE TRANSMISSION PRIOR TO THE EXPIRATION DATE.  DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS IN THE LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to United Capital Corp., a Delaware corporation (“United Capital”), at a purchase price of $30.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

Number of shares to be tendered: _______ shares.  Unless otherwise indicated, it will be assumed that all shares are to be tendered.

ODD LOTS (See Instruction 13 of the Letter of Transmittal)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):
☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER (See Instruction 12 of the Letter of Transmittal)
A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to this Notice of Guaranteed Delivery must be purchased if any shares tendered are purchased from such stockholder, all as described in the Offer to Purchase, particularly in Section 6 thereof.  Any stockholder desiring to make a conditional tender must so indicate by checking the box below.  Unless the minimum number of shares indicated below is purchased by United Capital in the tender offer, none of the shares tendered by such stockholder will be purchased.  It is the stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased.  Unless this box has been checked and a minimum specified, the stockholder’s tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from the undersigned, if any are purchased from the undersigned, is: ______ shares.
If, because of proration, the minimum number of shares designated will not be purchased, United Capital may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):
Name(s) of Record Holder(s):
Address(es):
Zip Code(s):
Area code and Telephone. No.:
Signature(s):
Dated:____________________________, 2011

If shares will be delivered by book-entry transfer, provide the following information:

Name of Tendering Institution(s):
ccount Number of Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing is referred to as an “Eligible Institution”), hereby guarantees that: (a) the above-named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act and (b) such tender of shares complies with Rule 14e-4 promulgated under the Exchange Act, and guarantees that the Depositary will receive (i) certificates for the shares tendered hereby in proper form for transfer, or (ii) confirmation that the shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 3 of the Offer to Purchase) into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of it), or an agent’s message (as described in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three business days (as defined in the Offer to Purchase) after the date the Depositary receives this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period set forth herein.  Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:
Name:
Title:
(Please Type or Print)
Address:
Zip Code:
Area code and Telephone No.:
Dated:____________________________________ , 2011

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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